UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 28, 2018

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 28, 2018, IBM entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Red Hat, Inc., a Delaware corporation (“Red Hat”), and Socrates Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Red Hat (the “Merger”), with Red Hat surviving the Merger and becoming a wholly owned subsidiary of IBM.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, with par value of $0.0001 per share, of Red Hat (“Red Hat Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than Red Hat Shares owned by IBM, Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries and Red Hat Shares owned by shareholders who have properly exercised their appraisal rights under Delaware law) will be converted into the right to receive $190.00 per Red Hat Share in cash, without interest.

The Merger Agreement contains customary representations, warranties and covenants of Red Hat and IBM. Additionally, the Merger Agreement provides for customary pre-closing covenants of Red Hat, including covenants relating to conducting its business in the ordinary course consistent with past practice and refraining from taking certain actions without IBM’s consent. Red Hat has also agreed to cease any existing discussions with, and to not solicit, initiate or knowingly encourage, or knowingly take any other action to facilitate, any Takeover Proposal (as defined in the Merger Agreement) or any inquiries regarding any Takeover Proposals to acquire Red Hat. Subject to certain restrictions, Red Hat may take certain actions with respect to a Takeover Proposal, including providing non-public information in connection with, and engaging in discussions or negotiations regarding, Takeover Proposals, in the circumstances specified in the Merger Agreement.

IBM and Red Hat have agreed to use their respective reasonable best efforts, subject to certain exceptions, to, among other things, consummate the transactions contemplated by the Merger Agreement as promptly as practicable and obtain any required regulatory approvals. Consummation of the Merger is subject to various conditions, including, among others, (i) customary conditions relating to the approval of the Merger Agreement by the requisite vote of Red Hat’s shareholders, (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, clearance under Council Regulation 134/2004 of the European Union and receipt of certain other regulatory clearances and (iii) the absence of any order or law issued by certain courts of competent jurisdiction or other governmental entity, in each case prohibiting consummation of the Merger, and no action or proceeding by a governmental entity before any court or certain other governmental entities of competent jurisdiction seeking to prohibit consummation of the Merger.  The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. The transaction is not conditioned on IBM’s receipt of financing.

The Merger Agreement contains certain termination rights, including (i) the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before October 28, 2019 (subject to certain extension rights), (ii) the right of Red Hat to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) for an alternative acquisition transaction (where the receipt of such Superior Proposal did not result from a breach of Red Hat’s obligations under the Merger Agreement and provided Red Hat complies with certain notice and other requirements under the Merger Agreement, including the concurrent payment of the termination fee discussed below) and (iii) the right of IBM to terminate due to a change of recommendation by the Red Hat Board of Directors.

If the Merger Agreement is terminated under certain circumstances, including termination by Red Hat to enter into an agreement with respect to a Superior Proposal or a termination following a change of recommendation by the Red Hat Board of Directors, Red Hat will be obligated to pay to IBM a termination fee of $975,000,000 in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about IBM, Red Hat, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in IBM’s public disclosures.

Financing of the Merger

IBM intends to finance the Merger with a combination of cash and debt financing, which could include senior unsecured bridge loans. In connection with entering into the Merger Agreement, IBM has entered into a commitment letter (the “Commitment Letter”), dated as of October 28, 2018, with JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $20 billion (the “Bridge Facility”), to fund the consideration for the Merger. The funding of the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the transaction in accordance with the Merger Agreement. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained in this Form 8-K and its exhibits may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially. Additional information concerning these factors is contained in IBM’s filings with the U.S. Securities and Exchange Commission (SEC). Copies are available from the SEC or from the IBM web site (www.ibm.com).

Statements in this communication regarding IBM that are forward-looking may include projections as to closing date for the transaction, the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on IBM’s business, the expected terms and scope of the expected financing for the transaction, the aggregate amount of indebtedness of IBM following the closing of the transaction, IBM’s expectations regarding debt repayment and its debt to capital ratio following the closing of the transaction, IBM’s share repurchase programs and ability and intent to declare future dividend payments, the synergies from the transaction, the combined company’s future operating results, and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of IBM, as well as assumptions made by, and information currently available to, management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of IBM’s and IBM’s management’s control.

Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect IBM’s business and the price of the common stock of IBM; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the shareholders of Red Hat; the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on IBM’s business relationships, operating results and business generally; the risk that the proposed transaction may disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the ability to achieve the synergies and value creation contemplated; IBM’s ability to promptly and effectively integrate Red Hat’s businesses; the risk that revenues following the transaction may be lower than expected; the risk that operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; the assumption of unexpected risks and liabilities; the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction; the diversion of and attention of management of IBM on transaction-related issues; and the other factors discussed in “Risk Factors” in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent filings with the SEC, which are available at http://www.sec.gov. IBM assumes no obligation to update the information in the communication, except as otherwise required by law. Accordingly, you should not place undue reliance on these forward looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of October 28, 2018, by and among IBM, Red Hat and Socrates Acquisition Corp.*

10.1	Bridge Facility Commitment Letter, dated as of October 28, 2018, by and among IBM, JPMorgan Chase Bank, N.A, Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. IBM hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 29, 2018

	By:	/s/ Robert F. Del Bene
Robert F. Del Bene
Vice President and Controller